Exhibit 99.1


PRESS RELEASE                                        Source: BPK Resources, Inc.

BPK RESOURCES, INC. ANNOUNCES THE SALE OF INTERESTS IN CERTAIN OIL AND GAS CONCERNS IN EXCHANGE FOR $2,770,000 IN DEBT

Tuesday July 20, 11:09 am ET

BALA CYNWYD, Pa.--(BUSINESS WIRE)--July 20, 2004--BPK Resources, Inc. (OTCBB:BPKR - News; the "Company") announced today that it has entered into a Purchase and Sale Agreement with BP Preferred Acquisition, LLC, a Delaware limited liability company ("BP") (the "Agreement").

Pursuant to the terms of the Agreement, the Company has divested itself one hundred percent of its interests in CSR-Hackberry Partners, L.P.; BPK South Valentine, L.P.; PH Gas, L.P. Touchstone Resources 2001-Hackberry Drilling Fund, L.P.; Louisiana Shelf Partners, L.P. and LS Gas, LLC (the "Interests").

In exchange for the interests listed above, the Agreement provides for BP to assume all of the Company's liabilities and obligations under two 12% Convertible Promissory Notes totaling $2,100,000, as well as an unsecured 10% Promissory Note, the outstanding principal balance of which is $670,000.

"The sale of these interests and liabilities will enable BPK Resources, Inc. to eliminate all of its existing debt which it currently has outstanding. Cleaning up our balance sheet puts us in a much better position to be able to seek acquisitions for the Company and create value for the shareholders," stated Christopher Giordano, President of the Company.

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "expects," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial position to differ materially from those included within the forward-looking statements. These factors include those factors set forth in the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligations to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.


----------------
Contact:
   BPK Resources, Inc.
   Christopher Giordano, 973-956-8400
   cgio@birchwoodcapital.com